Exhibit 31.2

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER

I, Michael Gesser, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Acorda Therapeutics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024

/s/ Michael Gesser
Michael Gesser
Chief Financial Officer
(Principal Financial Officer)